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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We have issued our report dated January 30, 1998, except for Note 16 as to which the date is February 19, 1998 accompanying the consolidated financial statements of GB Foods Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated by reference in this Registration Statement on Form S-8 of Santa Barbara Restaurant Group, Inc.. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8 of Santa Barbara Restaurant Group, Inc.


                                                GRANT THORNTON LLP


Irvine, California
September 21, 1998